UNITED STATES
SECURITES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K/A

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  11/09/2004

AMERICAN SUPERCONDUCTOR CORP /DE/
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  0-19672

DE	04-2959321
(State or Other Jurisdiction Of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

Two Technology Drive
Westborough, MA 01581
(Address of Principal Executive Offices, Including Zip Code)

508-836-4200
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 2.02.    Results of Operations and Financial Condition

This Amendment to the Current Report on Form 8-K filed by American Superconductor Corporation on November 4, 2004 is being filed for the purpose of amending the financial results for the quarter ended September 30, 2004 reported in the original Form 8-K by reclassifying certain costs as operating costs. This reclassification of costs changes the Company's reported operating loss for the three and six months ended September 30, 2004, but has no effect on net loss or net loss per share, as reported November 4, 2004. The Company reclassified $135,427 of legal expenses associated with the TM Capital lawsuit from other expenses to unallocated corporate expenses. The effect of this reclassification of costs is to change the operating loss for the quarter ended September 30, 2004 to ($4,235,073) from ($4,099,646) and the operating loss for the six months ended September 30, 2004 to ($9,221,213) from ($9,085,786). Interest and other income (expense) increased for the three and six months ended September 30, 2004 by an offsetting amount, resulting in no change to net loss and net loss per share. Please see the amended financial statements for the three and six months ended September 30, 2004, attached as Exhibit 99.1.

The information in this Amendment on Form 8-K/A (including Exhibit 99.1) shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.    Financial Statements and Exhibits

Exhibits

The following exhibit relating to Item 2.02 shall be deemed to be furnished, and not filed:

99.1 Revised financial table entitled, "Results Report for Second Quarter Fiscal 2005," which was originally issued in a press release by American Superconductor Corporation on November 4, 2004.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

AMERICAN SUPERCONDUCTOR CORP /DE/

Date: November 09, 2004.	By:	/s/ Kevin M. Bisson
Kevin M. Bisson
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Revised financial table entitled, "Results Report for Second Quarter Fiscal 2005," which was originally issued in a press release by American Superconductor Corporation on November 4, 2004.